UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        April 28, 2005

PremierWest Bancorp
 (Exact Name of Registrant as specified in its charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

503 Airport Road, Medford, Oregon 97504
Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

        On Thursday April 28, 2005, PremierWest Bancorp issued a press release announcing the presentation by its executive management team at the D.A. Davidson Sixth Annual Financial Services Conference held in Seattle, Washington on May 3, 2005.

        The presentation is available via live web cast. Individuals may register to access the web cast at http://www.premierwestbank.com by using the following instructions:

1.	Go to "About"
2.	Select "Investor Relations"
3.	Click on May 3, 2005 "Live Webcast"

Item 9.01        Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits. 99 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERRWEST BANCORP
(Registrant)

Date:	April 28, 2005	By:	/s/ Tom Anderson
Tom Anderson
Senior Vice President and Chief Financial
Officer

EXHIBIT 99

Press Release

Additional Information Contact(s):
John Anhorn	Rich Hieb	Tom Anderson
President	Executive Vice President	Senior Vice President
& Chief Executive Officer	& Chief Operating Officer	& Chief Financial Officer
(541) 618-6020	(541) 618-6020	(541) 282-5190
john.anhorn@premierwestbank.com	rich.hieb@premierwestbank.com	tom.anderson@premierwestbank.com

PremierWest Bancorp to Present at D.A. Davidson
Seventh Annual Financial Services Investment Conference

MEDFORD, Ore. - April 28, 2005 - PremierWest Bancorp (NASDAQ: PRWT) announced today that its executive management team will be presenting at the D.A. Davidson Sixth Annual Financial Services Conference being held in Seattle, Washington. The presentation may be accessed live via the internet and will begin at 8:15 AM PST, Tuesday May 3, 2005.

This presentation may be accessed through PremierWest Bancorp's web site at www.premierwestbank.com using the following instructions:

1.	Go to "About"
2.	Select "Investor Relations"
3.	Click on May 3, 2005 "Live Webcast"

An archived version of this presentation will be available through PremierWest Bancorp's web site approximately one hour after the live presentation and will be available through April 30, 2006.

PremierWest Bancorp is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.